UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

GVI SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21295	77-0436410
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2801 Trade Center Drive, Suite 120, Carrollton, Texas		75007
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (972) 245-7353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

On October 22, 2007, our Board of Directors approved a $50,000 increase in the base salary of Joseph Restivo, our Chief Financial Officer, to $250,000, effective as of October 1, 2007. In addition, Mr. Restivo was named our Chief Operating Officer. Mr. Restivo will continue to serve as our Chief Financial Officer.

Mr. Restivo is employed by us pursuant to an Employment Agreement dated as of March 28, 2006, as amended by an Amendment to Employment Agreement dated as October 4, 2006. The terms of our employment agreements with Mr. Restivo are described in our Annual Report on Form 10-K for the year ended December 31, 2006.

Prior to his employment with us, since January 2003, Mr. Restivo was an independent business consultant providing services in the areas of financial and business planning, turnaround assistance and operational management support. Prior to that time, from January 2000 until January 2002, Mr. Restivo served as the Vice President, North American Services and Business Development for the Security Systems Division of Siemens Building Technologies. In addition, from 1990 until 1999, Mr. Restivo held numerous positions, including Chief Financial Officer and Chief Operating Officer, during his employment with Casi-Rusco (subsequently acquired by General Electric), a developer and manufacturer of large-scale access control systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2007

GVI SECURITY SOLUTIONS, INC.

By:	/s/ Steven Walin
Name: Steven Walin
Title: Chief Executive Officer